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                                                                     EXHIBIT 8.1


                                  April 6, 2001

U. S. Restaurant Properties, Inc.
12240 Inwood Road, Suite 300
Dallas, Texas 75244

Ladies and Gentlemen:

         You have requested our opinion concerning: (a) the qualification of U.S. Restaurant Properties, Inc. (the "Company") a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) the accuracy of the tax discussion in the prospectus contained in the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on April 9, 2001 (the "Registration Statement") relating to the offering of 85,077 shares of common stock of the Company. Capitalized terms used but not defined herein have the meanings specified in the Registration Statement.

         We have examined the Registration Statement and the Company's articles of incorporation, as amended from time to time, and such other documents as we considered necessary or appropriate for purposes of issuing our opinions. We also received certain representations from officers of the Company. In rendering the opinions set forth below, we have relied upon these representations, and the information presented in the Registration Statement and other documents, without undertaking any independent verification of the accuracy or completeness of those matters. In addition, you have allowed us to rely upon and assume the accuracy of the tax opinion of Locke, Liddell & Sapp L.L.P. delivered to the Company on January 4, 2001 regarding the status of the Company as a REIT.

         In our review, we have assumed that each representation and all other information that we reviewed is true and correct in all material respects and will remain true and correct, that all obligations imposed by any documents on the parties have been or will be performed, that the Registration Statement and the other information fairly describes the past and expected future actions of the parties, and that the Company has been and will be operated in a fashion consistent with the expectations described in the Registration Statement and the representations. We have not made an independent investigation of the accuracy or completeness of those matters and have assumed that the information made available to us accurately and completely describes all material facts relevant to our opinion.



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U. S. Restaurant Properties, Inc.
April 6, 2001
Page 2

         Based on the facts, assumptions and representations referred to above, and subject to the analysis, qualifications and assumptions presented under the heading "Federal Income Tax Consequences " in the Registration Statement, it is our opinion that:

                  (1) The Company qualified as a REIT for its taxable years ending December 31, 1999 and December 31, 2000.

                  (2) The Company is organized in conformity with the requirements for qualification as a REIT and its method of operation has and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, provided the Company continues to meet the asset composition, source of income, shareholder diversification, distribution, record keeping, and other requirements of the Code necessary for the Company to qualify as a REIT. No assurance can be given that the Company will qualify as a REIT for any particular period, however, because that determination involves factual determinations as to whether the Company actually complies with the various requirements of the Code necessary for the Company to qualify as a REIT.

                  (3) The discussion in the Registration Statement under the heading "Federal Income Tax Consequences" fairly summarizes the material federal income tax consequences to a purchaser of common stock of the Company.

         Our opinions are based upon existing provisions of the Code, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Vinson & Elkins L.L.P. under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of the persons whose consent is required under
Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,


                                             Vinson & Elkins L.L.P.